EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Rio Tinto plc and Rio Tinto Limited of our report dated 28 February 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Rio Tinto plc and Rio Tinto Limited’s Annual Report on Form 20-F for the year ended December 31, 2019. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP London, United Kingdom 6 May 2020	/s/ PricewaterhouseCoopers Brisbane, Australia 6 May 2020

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